Exhibit 3.1

Execution Version

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ARES MANAGEMENT, L.P.

Dated as of May 1, 2014

i

		Page

Section 5.3.	Issuances and Cancellations of Special Voting Units	33
Section 5.4.	Contributions by the Underwriters	33
Section 5.5.	Interest and Withdrawal	34
Section 5.6.	Issuances of Additional Partnership Securities	34
Section 5.7.	Preemptive Rights	35
Section 5.8.	Splits and Combinations	35
Section 5.9.	Fully Paid and Non-Assessable Nature of Limited Partner Interests	36

ARTICLE VI	ALLOCATIONS AND DISTRIBUTIONS	36

Section 6.1.	Establishment and Maintenance of Capital Accounts	36
Section 6.2.	Allocations	37
Section 6.3.	Requirement and Characterization of Distributions; Distributions to Record Holders	37

ARTICLE VII	MANAGEMENT AND OPERATION OF BUSINESS	38

Section 7.1.	Management	38
Section 7.2.	Certificate of Limited Partnership	40
Section 7.3.	Partnership Group Assets; General Partner’s Authority	41
Section 7.4.	Reimbursement of the General Partner	41
Section 7.5.	Outside Activities	42
Section 7.6.	Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with the General Partner and its Affiliates; Certain Restrictions on the General Partner	44
Section 7.7.	Indemnification	44
Section 7.8.	Liability of Indemnitees	47
Section 7.9.	Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest	48
Section 7.10.	Other Matters Concerning the General Partner	50
Section 7.11.	Purchase or Sale of Partnership Securities	51
Section 7.12.	Reliance by Third Parties	51
Section 7.13.	Board of Directors	51

ARTICLE VIII	BOOKS, RECORDS AND ACCOUNTING	52

Section 8.1.	Records and Accounting	52
Section 8.2.	Fiscal Year	52

ARTICLE IX	TAX MATTERS	53

Section 9.1.	Tax Returns and Information	53
Section 9.2.	Tax Elections	53
Section 9.3.	Tax Controversies	53
Section 9.4.	Withholding	53
Section 9.5.	Election to be Treated as a Corporation	53

ARTICLE X	ADMISSION OF PARTNERS	54

		Page

Section 14.2.	Procedure for Merger, Consolidation or Other Business Combination	74
Section 14.3.	Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity	75
Section 14.4.	Certificate of Merger or Consolidation	76
Section 14.5.	Amendment of Partnership Agreement	76
Section 14.6.	Effect of Merger	76
Section 14.7.	Merger of Subsidiaries	77

ARTICLE XV	RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS	77

Section 15.1.	Right to Acquire Limited Partner Interests	77

ARTICLE XVI	GENERAL PROVISIONS	78

Section 16.1.	Addresses and Notices	78
Section 16.2.	Further Action	79
Section 16.3.	Binding Effect	79
Section 16.4.	Integration	79
Section 16.5.	Creditors	80
Section 16.6.	Waiver	80
Section 16.7.	Counterparts	80
Section 16.8.	Applicable Law	80
Section 16.9.	Forum Selection	80
Section 16.10.	Invalidity of Provisions	81
Section 16.11.	Consent of Partners	81
Section 16.12.	Facsimile Signatures	81

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
ARES MANAGEMENT, L.P.

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ARES MANAGEMENT, L.P. dated as of May 1, 2014 is entered into by and among Ares Management GP LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.  In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.                                 Definitions.  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock (or other equity) acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Common Unit Ownership Limit” means (a) the lesser of 7.5% of (i) the number of all Outstanding Common Units and (ii) the value of all Outstanding Units, or (b) such other percentage determined by the General Partner in accordance with Section 4.7(k).

“Agreement” means this Amended and Restated Agreement of Limited Partnership of Ares Management, L.P.

“Ares Domestic” means Ares Domestic Holdings L.P., a Delaware limited partnership.

“Ares Domestic Parent” means Ares Domestic Holdings Inc., a Delaware corporation and the general partner of Ares Domestic.

“Ares Holdings” means Ares Holdings L.P., a Delaware limited partnership.

“Ares Holdings Parent” means Ares Holdings Inc., a Delaware corporation and the general partner of Ares Holdings.

“Ares Investments” means Ares Investments L.P., a Delaware limited partnership.

“Ares Offshore” means Ares Offshore Holdings L.P., a Cayman Islands exempted limited partnership.

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“Ares Offshore Parent” means Ares Offshore Holdings, Ltd., a Cayman Islands limited company and the general partner of Ares Offshore.

“Ares Operating Group” means, collectively, Ares Domestic, Ares Holdings, Ares Investments, Ares Offshore and Ares Real Estate and any future entity designated by the General Partner in its sole discretion as an Ares Operating Group entity for purposes of this Agreement.

“Ares Operating Group Governing Agreements” means, collectively, the Limited Partnership Agreement of Ares Domestic, the Limited Partnership Agreement of Ares Holdings, the Limited Partnership Agreement of Ares Investments, the Limited Partnership Agreement of Ares Offshore and the Limited Partnership of Ares Real Estate (and the governing agreement then in effect of any future entity designated as an Ares Operating Group entity hereunder).

“Ares Operating Group Limited Partner” means each Person that becomes a limited partner of an Ares Operating Group entity pursuant to the terms of the relevant Ares Operating Group Governing Agreement.

“Ares Operating Group Unit” means, collectively, one partnership interest in each of Ares Domestic, Ares Holdings, Ares Investments, Ares Offshore and Ares Real Estate (and any future entity designated as an Ares Operating Group entity hereunder) issued under its respective Ares Operating Group Governing Agreement.

“Ares Owners Class PTP Unit” has the meaning given to “Class PTP Unit” in the Ares Owners LP Agreement.

“Ares Owners LP” means Ares Owners Holdings L.P., a Delaware limited partnership.

“Ares Owners LP Agreement” means the Agreement of Limited Partnership of Ares Owners LP, dated on or about the Effective Date.

“Ares Partners Ownership Condition” has the meaning assigned to such term in Section 7.13.

“Ares Real Estate” means Ares Real Estate Holdings L.P., a Delaware limited partnership.

“Ares Real Estate Parent” means Ares Real Estate Holdings LLC, a Delaware limited liability company and the general partner of Ares Real Estate.

“Ares VoteCo” means Ares Voting LLC, a Delaware limited liability company.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a member, manager, director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings).  Solely for purposes of Sections 4.7(d) through (o), “Beneficial Ownership” means ownership of Common Units by a Person, whether the interest in the Common Units is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (and “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings).

“Board of Directors” means the Board of Directors of the General Partner.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning assigned to such term in Section 6.1.

“Capital Contribution” means any cash or cash equivalents or other property valued at its fair market value that a Partner contributes to the Partnership pursuant to this Agreement.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner in exchange for a Partnership Interest; (c) the date a Partnership Interest is relinquished to the Partnership; (d) the date that the Partnership issues more than a de minimis Partnership Interest to a new Partner in exchange for services; or (e) any other date specified in the United States Treasury Regulations; provided that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners.  In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 4.7(m)(iv), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he or she (and if he or she is a nominee holding for the account of another Person, that to the best of his or her knowledge such other Person) is an Eligible Citizen.

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” means, for Limited Partner Interests of any class for any day, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interest of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner in its sole discretion, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner in its sole discretion.

“Code” means the U.S. Internal Revenue Code of 1986.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Limited Partner Interest representing a fractional part of the Limited Partner Interests of all Limited Partners and having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors or managers, each of whom have been determined by the Board of Directors in its sole discretion to be an “Independent Director” that (a) satisfies the independence and other requirements established by the New York Stock Exchange, and (b) meets the independence requirements of Section 10A of the Securities Exchange Act and Rule 10A-3(b)(1) under the Securities Exchange Act.

“Consenting Parties” has the meaning assigned to such term in Section 16.9.

“Constructive Ownership” means ownership of Common Units by a Person, whether the interest in the Common Units is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code (and “Constructive Owner” and “Constructively Own” shall have correlative meanings).

“Corresponding Rate” means the number of Common Units that would be forfeited or cancelled upon the forfeiture or cancellation of Ares Owners Class PTP Units pursuant to any agreements governing such Ares Owners Class PTP Units.  As of the Effective Date, the Corresponding Rate shall be 1 for 1.  The Corresponding Rate shall be adjusted accordingly by the General Partner in its sole discretion if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Ares Owners Class PTP Units; or (b) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Ares Owners Class PTP Units that is not accompanied by an identical subdivision or combination of the Common Units.

“Current Market Price” means, with respect to any class of Limited Partner Interests, the average of the daily Closing Prices per limited partner interest of such class for the 20 consecutive Trading Days immediately prior to the date of determination.

“Delaware Limited Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal of such former General Partner pursuant to Section 11.1.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company.

“Determination” has the meaning assigned to such term in Section 7.9.

“Determination Date” has the meaning assigned to such term in Section 7.13.

“Directors” means the members of the Board of Directors.

“Dispute” has the meaning assigned to such term in Section 16.9.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines in its sole discretion does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Excepted Holder” means any Unitholder for whom an Excepted Holder Limit is created by this Agreement or the General Partner pursuant to Section 4.7(j).

“Excepted Holder Limit” means, for each Excepted Holder, subject to adjustment pursuant to Section 4.7(k), the percentage limit established by the General Partner pursuant to Section 4.7(j); provided that the affected Excepted Holder agrees to comply with the requirements established by the General Partner pursuant to Section 4.7(j).

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Ares Operating Group Units or other securities issued by members of the Ares Operating Group for Common Units, as contemplated by the Registration Statement.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Partnership or another Group Member.

“General Partner” means Ares Management GP LLC, a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, each in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“General Partner Agreement” means the amended and restated limited liability company agreement of the General Partner.

“General Partner Interest” means the management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which takes the form of General Partner Units, and includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Partnership Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Holdco Member” means any person who is, was or will be a member of Ares Partners Holdco LLC, a Delaware limited liability company.

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was a Tax Matters Partner (as defined in the Code), member, manager, officer or director of the General Partner or any Departing General Partner, (d) any member, manager, officer or director of the General Partner or any Departing General Partner who is or was serving at the request of the General Partner or any Departing General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, Tax Matters Partner, member, representative, agent or advisor of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis or similar arm’s-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (e) any Person who controls a General Partner or Departing General Partner, (f) any Person who is named in the Registration Statement as being or about to become a director of the General Partner and (g) any Person the General Partner in its sole discretion designates as an “Indemnitee” for purposes of this Agreement.

“Initial Annual Meeting” means the first annual meeting of Limited Partners held following each Determination Date on which the Board of Directors has been classified in accordance with Section 13.4(b)(v).

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Limited Partner” means each of the Organizational Limited Partner, Ares VoteCo and the Underwriters or their designee(s), in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Investor Rights Agreement” means the Investor Rights Agreement to be entered into substantially concurrently with the Initial Offering among the Partnership, certain Limited Partners and certain holders of interests in the Ares Operating Group, as contemplated by the Registration Statement.

“Issue Price” means the price at which a Unit is purchased from the Partnership, net of any sales commissions or underwriting discounts charged to the Partnership.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that acquires or holds a Limited Partner Interest and is admitted to the Partnership as a limited partner of the Partnership pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership as long as such Person holds a Limited Partner Interest.  For the avoidance of doubt, each holder of a Special Voting Unit shall be a Limited Partner.  For purposes of the Delaware Limited Partnership Act, the Limited Partners shall constitute a single class or group of limited partners.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Special Voting Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.  Except to the extent otherwise expressly designated herein by the General Partner in its sole discretion, for purposes of this Agreement and the Delaware Limited Partnership Act, the Limited Partner Interests shall constitute a single class or group of limited partner interests.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clause (a) or (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means the General Partner or one or more Persons as may be selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Limited Partnership Act.

“Listing Date” means the first date on which the Common Units are listed and traded on a National Securities Exchange.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) that the General Partner in its sole discretion shall designate as a National Securities Exchange for purposes of this Agreement.

“Net Income (Loss)” for any Fiscal Year (or other fiscal period) means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments; (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Limited Partner Interests the General Partner has become the Limited Partner, pursuant to Section 4.8.

“Non-Voting Common Unitholder” means any Person who the General Partner may from time to time with such Person’s consent designate as a Non-Voting Common Unitholder.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax advisor (who may be regular counsel or tax adviser, as the case may be, to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its discretion.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

“Organizational Limited Partner” means Michael D. Weiner.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided that (a) if at any time any Person or Group (other than the General Partner, Ares Owners LP, a Holdco Member or their respective Affiliates) Beneficially Owns 20% or more of any class of Outstanding Common Units, all Common Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement or the Delaware Limited Partnership Act, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iii) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement or the Delaware Limited Partnership Act); provided further that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any Common Units issued by the Partnership with the prior approval of the General Partner; and (b) if at any time a Non-Voting Common Unitholder Beneficially Owns any Common Units, no Common Units Beneficially Owned by the Non-Voting Common Unitholder shall be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement.  The determinations of the matters described in clauses (a)(i), (ii) and (iii) of the foregoing sentence shall be conclusively determined by the General Partner in its sole discretion, which determination shall be final and binding on all Partners.  For the avoidance of doubt, the provisions of this definition applicable to Common Units shall not apply to the Special Voting Units.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Ares Management, L.P., a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interests and Limited Partner Interests.

“Partnership Security” means any equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units, Special Voting Units and General Partner Units.

“Percentage Interest” means, as of any date of determination, (i) as to any holder of Common Units in its capacity as such, the product obtained by multiplying (a) 100% less the percentage applicable to the Units referred to in clause (v) by (b) the quotient obtained by dividing (x) the number of Common Units held by such holder by (y) the total number of all Outstanding Common Units, (ii) as to any holder of General Partner Units in its capacity as such with respect to such General Partner Units, 0%, (iii) as to any holder of Special Voting Units in its capacity as such with respect to such Special Voting Units, 0%, (iv) as to the Partnership holding Partnership Securities in treasury in its capacity as such with respect to such Partnership Securities held in treasury, 0% and (v) as to any holder of other Units in its capacity as such with respect to such Units, the percentage established for such Units by the General Partner as a part of the issuance of such Units.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).  Solely for purposes of Sections 4.7(d) through (o), “Person” means an individual, corporation, limited liability company, partnership, estate, trust  (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity (or series thereof) and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act and a group to which an Excepted Holder Limit applies.

“Pro Rata” means (a) in respect of Units or any class thereof, apportioned equally among all designated Units, and (b) in respect of Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

“Prohibited Owner” means, with respect to any purported transfer, any Person (other than an Excepted Holder or its Affiliates) who, but for the provisions of Article IV, would Beneficially Own or Constructively Own Common Units in violation of Section 4.7(d) and, if appropriate in the context, also means any Person who would have been the record owner of the Common Units that the Prohibited Owner would have so owned.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner, the Holdco Members and their respective Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Closing Date the portion of such fiscal quarter after the Closing Date or, with respect to the final fiscal quarter of the Partnership, the relevant portion of such fiscal quarter.

“Record Date” means the date and time established by the General Partner pursuant to Section 13.6 or, if applicable, the Liquidator pursuant to Section 12.3, in each case, in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or other business of the Partnership.

“Record Holder” means the Person in whose name a Partnership Interest is registered on the books of the Partnership or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case, as of the Record Date.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-194919), filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 the Code.

“Restriction Termination Date” means the first day after the Closing Date on which the General Partner determines that (a) it is no longer in the best interests of Ares Real Estate Parent to attempt to, or continue to, qualify as a REIT or (b) compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and transfers of Common Units set forth herein is no longer required in order for Ares Real Estate Parent to qualify as a REIT.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee or, if there is only one member of the Conflicts Committee, approval by the sole member of the Conflicts Committee, or (b) approval by the vote of the Record Holders representing a majority of the voting power of the Voting Units (excluding Voting Units owned by the General Partner, the Holdco Members and their respective Affiliates).

“Special Voting Unit” means a Partnership Interest having the rights and obligations specified with respect to Special Voting Units in this Agreement.  For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not be entitled to receive distributions by the Partnership and shall not be allocated income, gain, loss, deduction or credit of the Partnership.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.  For the avoidance of doubt, each of the Ares Operating Group entities are Subsidiaries of the Partnership.

“Supplemental Agreement” means, with respect to any Limited Partner, any grant letter, fair competition agreement or other supplemental agreement with such Limited Partner containing terms modifying or otherwise affecting the rights or obligations of such Limited Partner hereunder or with respect to such Limited Partner’s Units.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into substantially concurrently with the Initial Offering among the Partnership, certain direct subsidiaries of the Partnership that are taxable as corporations and certain holders of interests in the Ares Operating Group, as contemplated by the Registration Statement.

“Trading Day” means, with respect to Limited Partner Interests of any class, a day on which the principal National Securities Exchange on which Limited Partner Interests of such class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Trust” shall mean any trust provided for in Section 4.7(m)(i).

“Trustee” shall mean the Person that is appointed by the Partnership to serve as trustee of the Trust, who shall be unaffiliated with the Partnership and a Prohibited Owner.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement to be entered into in connection with the Initial Offering among the Partnership and the Underwriters, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units, Special Voting Units and General Partner Units.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Voting Unit” means a Common Unit (other than any Common Unit Beneficially Owned by a Non-Voting Common Unitholder), a Special Voting Unit and any other Partnership Interest that is designated as a “Voting Unit” from time to time.

Section 1.2.                                 Interpretation.

(a)                                 Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.

(b)                                 All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

ARTICLE II
ORGANIZATION

Section 2.1.                                 Formation.  The Partnership has been previously formed as a limited partnership pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on November 15, 2013, pursuant to the provisions of the Delaware Limited Partnership Act, and the execution of the Agreement of Limited Partnership of the Partnership, dated as of November 15, 2013, between the General Partner, as general partner, and the Organizational Limited Partner, as Limited Partner.  Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Limited Partnership Act.  All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2.                                 Name.  The name of the Partnership shall be “Ares Management, L.P.”  The Partnership’s business may be conducted under any other name or names as determined by the General Partner in its sole discretion, including the name of the General Partner.  The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.  The General Partner may change the name of the Partnership at any time and from time to time by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Partnership) and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3.                                 Registered Office; Registered Agent; Principal Office; Other Offices.  Unless and until changed by the General Partner by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Partnership) the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The principal office of the Partnership is located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 or such other place as the General Partner in its sole discretion may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.  The address of the General Partner is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4.                                 Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.  To the fullest extent permitted by law, the General Partner shall have no duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any other Person bound by this Agreement to propose or approve the conduct by the Partnership of any business and may, free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any other Person bound by this Agreement, decline to propose or approve the conduct by the Partnership of any business and, in so declining to propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Limited Partnership Act or any other provision of law, rule or regulation or equity.

Section 2.5.                                 Powers.  The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6.                                 Power of Attorney.

(a)                                 Each Limited Partner and Record Holder hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized managers and officers and attorneys-in-fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his or her name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)                               all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership

(or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property;

(B)                               all amendments to this Agreement adopted in accordance with the terms hereof and all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(C)                               all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement;

(D)                               all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, this Agreement (including issuance and cancellations of Special Voting Units pursuant to Section 5.3);

(E)                                all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and

(F)                                 all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Partnership pursuant to Article XIV or otherwise in connection with a change of jurisdiction of the Partnership; and

(ii)                                  execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) to effectuate the terms or intent of this Agreement; provided that when required by Section 13.3 or any other provision of this Agreement that establishes a certain percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of such percentage of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)                                 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Record Holder and the transfer of all or any portion of such Limited Partner’s or Record Holder’s Partnership Interest and shall extend to such Limited Partner’s or Record Holder’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Record Holder hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney.  Each Limited Partner and Record Holder shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 2.7.                                 Term.  The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Limited Partnership Act and shall continue until the dissolution of the Partnership in accordance with the provisions of Article XII.  The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Limited Partnership Act.

Section 2.8.                                 Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine.  The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided that (a) the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; and (b) prior to the withdrawal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

Section 2.9.                                 Certain Undertakings Relating to the Separateness of the Partnership.

(a)                                 Separateness Generally.  The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.9.

(b)                                 Separate Records.  The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements separate from those of any other Person except for a

Person whose financial results are required to be consolidated with the financial results of the Partnership.

(c)                                  No Effect.  Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE III
RIGHTS OF LIMITED PARTNERS

Section 3.1.                                 Limitation of Liability.  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or as required by the Delaware Limited Partnership Act.

Section 3.2.                                 Management of Business.  No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Limited Partnership Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.  Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Limited Partnership Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement or the Delaware Limited Partnership Act.

Section 3.3.                                 Outside Activities of the Limited Partners.  Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group or an Affiliate of a Group Member, and none of the foregoing shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to the Partnership Group or any Group Member; provided that nothing in this Agreement shall be deemed to supersede any other agreement to which a Limited Partner and a Group Member (or an Affiliate thereof) may be party restricting such Limited Partner’s ability to have certain business interests or engage in certain business activities.  Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any such business interests or activities of any Limited Partner.

Section 3.4.                                 Rights of Limited Partners.

(a)                                 In addition to other rights provided by this Agreement or by applicable law (other than Section 17-305(a) of the Delaware Limited Partnership Act, the provisions of which are to the fullest extent permitted by law expressly replaced in their entirety by the provisions below), and except as limited by Sections 3.4(b) and 3.4(c), each Limited Partner shall have the right, for a purpose that is reasonably related to such Limited Partner’s interest as a Limited Partner in the

Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense, to obtain:

(i)                                     promptly after its becoming available, a copy of the Partnership’s U.S. federal income tax returns for each year (excluding for the avoidance of doubt, information specific to any other Partner);

(ii)                                  a current list of the name and last known business, residence or mailing address of each Record Holder; and

(iii)                               a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

(b)                                 The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(c)                                  Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Limited Partnership Act, each of the Partners and each other Person who acquires an interest in a Partnership Security hereby agrees to the fullest extent permitted by law that it does not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1.                                 Certificates.  Notwithstanding anything otherwise to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates.  Certificates that may be issued shall be executed on behalf of the Partnership by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner).  No Certificate evidencing Common Units shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided that if the General Partner elects to issue Certificates evidencing Common Units in global form, the Certificates evidencing Common Units shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing Common Units have been duly registered in accordance with the directions of the Partnership.

Section 4.2.                                 Mutilated, Destroyed, Lost or Stolen Certificates.

(a)                                 If any mutilated Certificate evidencing Common Units is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Partnership Securities is surrendered to the General Partner, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)                                 The appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)                                     makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                                  requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                               if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner, in its sole discretion, may direct to indemnify the Partnership, the Partners, the General Partner and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                              satisfies any other requirements imposed by the General Partner.

If a Record Holder fails to notify the General Partner within a reasonable period of time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the Partners, the General Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)                                  As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) connected therewith.

Section 4.3.                                 Record Holders.  The Partnership shall be entitled to recognize the Record Holder as the owner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading.  Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

Section 4.4.                                 Transfer Generally.

(a)                                 The term “transfer,” when used (i) in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (A) by which the General Partner assigns its General Partner Units to another Person who becomes the General Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (B) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage, and (ii) in Section 4.7 with respect to a Partnership Interest shall also be deemed to refer to a transaction that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to enter into such transactions or cause any such acquisitions, of Common Units or the right to vote or receive distributions on Common Units.

(b)                                 No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.  Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)                                  Nothing contained in this Agreement shall be construed to prevent or restrict a disposition by any member of the General Partner of any or all of the issued and outstanding limited liability company or other interests in the General Partner.

Section 4.5.                                 Registration and Transfer of Limited Partner Interests.

(a)                                 The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests.  The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided.  The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5.  Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b)                                 Except as otherwise provided in Section 4.8, the Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer.  No charge shall be imposed by the General Partner for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)                                  Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.4, (iv) Section 4.7, (v) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, (vi) any contractual provisions binding on any Limited Partner and (vii) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.  Partnership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Partnership.

Section 4.6.                                 Transfer of the General Partner’s General Partner Interest.

(a)                                 Subject to Section 4.6(b) below, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.

(b)                                 Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner.  In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of such General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7.                                 Restrictions on Transfers and Ownership of Partnership Interests.

(a)                                 Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)                                 The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes.  The General Partner may impose such restrictions by amending this Agreement without the approval of the Limited Partners of any class; provided that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests (unless the successor interests contemplated by Section 14.3(c) are traded on a National Securities Exchange) on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c)                                  Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

(d)                                 Subject to Section 4.7(c), during the period commencing on the earlier of the Closing Date and the date on which Ares Real Estate Parent elects to qualify for U.S. federal income tax treatment as a REIT and ending on the Restriction Termination Date:

(i)                                     (A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Units in excess of the Aggregate Common Unit Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Common Units in excess of the Excepted Holder Limit for such Excepted Holder.

(B)                               No Person shall Beneficially or Constructively Own Common Units to the extent that such Beneficial or Constructive Ownership of Common Units would result in Ares Real Estate Parent being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause Ares Real Estate Parent to fail to qualify as a REIT (including Beneficial or Constructive Ownership that would result in Ares Real Estate Parent owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by Ares Real Estate Parent from such tenant would cause Ares Real Estate Parent to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii)                                  If any purported transfer of Common Units occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning Common Units in violation of Section 4.7(d)(i)(A) or (B):

(A)                               then the number of Common Units the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 4.7(d)(i)(A) or (B) (rounded up to the nearest whole Common Unit) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.7(m), effective as of the close of business on the Business Day prior to the date of such purported transfer, and the intended transferee thereof shall not acquire any rights in such Common Units; or

(B)                               if the transfer to the Trust described in Section 4.7(d)(ii)(A) would not be effective for any reason to prevent the violation of Section 4.7(d)(i)(A) or (B), then the transfer of the number of Common Units that otherwise would cause any Person to violate Section 4.7(d)(i)(A) or (B) (rounded up to the nearest whole Common Unit) shall, to the fullest extent permitted by Law, be void ab initio, and the intended transferee thereof shall not acquire any rights in such Common Units.

(C)                               If a violation of any provision of this Article IV would occur upon a transfer of Common Units contemplated by Section 4.7(d)(ii) to a single Trust, then Common Units shall be transferred to more than one Trust, with each such Trust having a distinct Trustee and Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article IV, in each case, as determined by the General Partner in its sole discretion.

(e)                                  If the General Partner shall at any time determine that a transfer or other event has taken place that results in a violation of Section 4.7(d) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of Common Units in violation of Section 4.7(d) (whether or not such violation is intended), the General Partner shall take such action as it deems advisable to refuse to give effect to, or to prevent, such transfer or other event, including causing the Partnership to redeem Common Units, refusing to give effect to such transfer on the books of the Partnership or instituting proceedings to enjoin such transfer or other event; provided that any transfer or attempted transfer or other event in violation of Section 4.7(d) shall automatically result in the transfer to the Trust or Trusts described above, and, where applicable, such transfer (or other event) shall, to the fullest extent permitted by Law, be void ab initio as provided above irrespective of any action (or non-action) by the General Partner.

(f)                                   Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Common Units that will or may violate Section 4.7(d)(i) or any Person who would have owned Common Units otherwise transferred to the Trust pursuant to the provisions of Section 4.7(d)(ii) shall immediately give written notice to the Partnership of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Partnership such information as the Partnership may request in order to determine the effect, if any, of such transfer on Ares Real Estate Parent’s status as a REIT.

(g)                                  From the Closing Date until the Restriction Termination Date:

(i)                                     every owner of more than five percent (or such lower percentage as provided for in the Code or the Treasury Regulations promulgated thereunder applied to the Partnership as if it were a REIT) of the Outstanding Common Units, within 30 days after the end of each taxable year, shall give written notice to the Partnership stating the name and address of such owner, the number of Common Units Beneficially Owned and a description of the manner in which such Common Units are held.  Each such owner shall promptly provide to the Partnership such additional information as the Partnership may request in order to determine the effect, if any, of such Beneficial Ownership on Ares Real Estate Parent’s status as a REIT and compliance with the Aggregate Common Unit Ownership Limit; and

(ii)                                  each Person who is a Beneficial or Constructive Owner of Common Units and each Person (including the Unitholder of record) who holds Common Units for a Beneficial or Constructive Owner shall promptly provide to the Partnership such information as the Partnership may request in order to determine Ares Real Estate Parent’s status as a REIT and compliance with the requirements of any taxing authority or governmental authority.

(h)                                 Nothing contained in this Section 4.7 shall limit the authority of the General Partner to take such other action as it in its sole discretion deems necessary, appropriate, proper, advisable or incidental to, or in furtherance of, the preservation of Ares Real Estate Parent’s status as a REIT.

(i)                                     In the case of an ambiguity in the application of any of the provisions of this Section 4.7 or the definition of any term used in this Section 4.7, the General Partner shall have the power to determine in its sole discretion the application of the provisions of this Section 4.7 or any such definition.  If Section 4.7 requires an action by the General Partner and this Agreement fails to provide specific guidance with respect to such action, the General Partner shall have the power to determine in its sole discretion the action to be taken so long as such action is not contrary to the provisions of Section 4.7.  Absent a decision to the contrary by the General Partner (which the General Partner may make in its sole discretion), if a Person would have (but for the remedies set forth in Section 4.7(e)) acquired Beneficial or Constructive Ownership of Common Units in violation of Section 4.7(d), such remedies (as applicable) shall apply first to the Common Units that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, Pro Rata among the Persons who actually own such Common Units based upon the relative number of the Common Units held by each such Person.

(j)                                    (i) Subject to Section 4.7(d)(i)(B), the General Partner, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Common Unit Ownership Limit and may establish or increase an Excepted Holder Limit for such Person if:

(A)                               the General Partner obtains such representations and undertakings from such Person as it requests to ascertain that no individual’s Beneficial or Constructive Ownership of such Common Units will violate Section 4.7(d)(i)(B);

(B)                               such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of Ares Real Estate Parent (or a tenant of any entity owned or controlled by Ares Real Estate Parent) that would cause Ares Real Estate Parent to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the General Partner obtains such representations and undertakings from such Person with respect to the foregoing as it requests (for this purpose, a tenant from whom Ares Real Estate Parent (or an entity owned or controlled by Ares Real Estate Parent) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the General Partner, rent from such tenant would not adversely affect Ares Real Estate Parent’s ability to qualify as a REIT shall not be treated as a tenant of Ares Real Estate Parent); and

(C)                               such Person agrees that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the restrictions contained in Sections 4.7(d) through 4.7(i)) will result in a number of Common Units to be determined by the General Partner being automatically transferred to a Trust in accordance with Sections

4.7(d)(ii) and 4.7(m).

(ii)                                  Prior to granting any exception pursuant to Section 4.7(j)(i), the General Partner may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the General Partner in its sole discretion, to determine or ensure Ares Real Estate Parent’s status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the General Partner may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii)                               Subject to Section 4.7(d)(i)(B), an underwriter which participates in a public offering or a private placement of Common Units (or securities convertible into or exchangeable or exercisable for Common Units) may Beneficially Own or Constructively Own Common Units (or securities convertible into or exchangeable or exercisable for Common Units) in excess of the Aggregate Common Unit Ownership Limit but only to the extent necessary to facilitate such public offering or private placement.

(iv)                              The General Partner may only reduce the Excepted Holder Limit for an Excepted Holder:  (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Common Unit Ownership Limit.

(k)                                 Subject to Section 4.7(d)(i)(B), the General Partner may from time to time increase the Aggregate Common Unit Ownership Limit for one or more Persons and decrease the Aggregate Common Unit Ownership Limit for all other Persons; provided that the decreased Aggregate Common Unit Ownership Limit will not be effective for any Person who owns a percentage of the Outstanding Common Units that is in excess of such decreased Aggregate Common Unit Ownership Limit until such time as such Person’s percentage of the Outstanding Common Units equals or falls below the decreased Aggregate Common Unit Ownership Limit, and any further acquisition of Common Units in excess of the new Aggregate Common Unit Ownership Limit will be a violation of such new Aggregate Common Unit Ownership Limit; and provided further, that the new Aggregate Common Unit Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% of the value of the Outstanding Common Units.

(l)                                     Each certificate for Common Units, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Common Units shall bear substantially the following legend:

The Common Units represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and transfer for the purpose, among others, of the maintenance by a subsidiary of the Partnership, Ares Real Estate Holdings LLC, of its status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Partnership’s Amended and Restated Agreement of Limited Partnership, (i) no Person may Beneficially Own or Constructively Own Common Units in excess of the lesser of 7.5% of (x) the number of all Outstanding Common Units and (y) the value of all Outstanding Common Units, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); and (ii) no Person (other than an Excepted Holder) may Beneficially Own or Constructively Own Common Units that would result in Ares Real Estate Holdings LLC being “closely held” under Section 856(h) of the Code or otherwise cause Ares Real Estate Holdings LLC to fail to qualify as a REIT.  Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Common Units which causes or will cause a Person to Beneficially or Constructively Own Common Units in excess or in violation of the above limitations must immediately notify the Partnership in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice).  If any of the restrictions on transfer or Constructive Ownership or Beneficial Ownership as set forth in (i) and (ii) above are violated, the Common Units in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, the Partnership may redeem Common Units upon the terms and conditions specified by the Partnership’s General Partner in its sole discretion if the Partnership’s General Partner determines in its sole discretion that ownership or a transfer or other event may violate the restrictions described above.  Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described in (i) and (ii) above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Partnership’s Amended and Restated Agreement of Limited Partnership, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Common Units on request and without charge.  Requests for such a copy may be directed to the Partnership at its principal office.

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Partnership will furnish a full statement about certain restrictions on transferability to a unitholder on request and without charge.

(m)                             (i) Upon any purported transfer or other event described in Section 4.7(d)(ii) that would result in a transfer of Common Units to a Trust, such Common Units shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries.  Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported transfer or other event that results in the transfer to the Trust pursuant to Section 4.7(d)(ii).  The Trustee shall be appointed by the Partnership and shall be a Person unaffiliated with the Partnership and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Partnership as provided in Section 4.7(m)(vi).

(ii)                                  Common Units held by the Trustee shall be issued and outstanding Common Units.  The Prohibited Owner shall have no rights in the Common Units held by the Trustee, shall not benefit economically from ownership of any Common Units held by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Common Units held by the Trustee.

(iii)                               The Trustee shall have all voting rights and rights to distributions with respect to Common Units held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any distribution paid prior to the discovery by the Partnership that the Common Units have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee.  Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to Common Units held in the Trust and, subject to Delaware law, effective as of the date that the Common Units have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Partnership that Common Units have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided that if the Partnership has already taken irreversible action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article IV, until the Partnership has received notification that Common Units have been transferred into a Trust, the Partnership shall be entitled to rely on its transfer and other Partnership records for purposes of preparing lists of Unitholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Unitholders.

(iv)                              Within 20 days of receiving notice from the Partnership that Common Units have been transferred to the Trust, the Trustee of the Trust shall sell the Common Units held in the Trust to a Person, designated by the Trustee, whose ownership of the Common Units will not violate the ownership limitations set forth in Section 4.7(d)(i).  Upon such sale, the interest of the Trust and Charitable Beneficiary in the Common Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 4.7(m)(iv).  The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Common Units or, if the Prohibited Owner did not give value for the Common Units in connection with the event causing the Common Units to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Current Market Price of the Common Units on the day of the event causing the Common Units to be held in the Trust and (2) the price per Common Unit received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Common Units held in the Trust.  The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.7(m)(iii) of this Article IV.  Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Partnership that Common Units have been transferred to the Trustee, such Common Units are sold by a Prohibited Owner, then (i) such Common Units shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Common Units that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.7(m)(iv), such excess shall be paid to the Trustee upon demand.

(v)                                 Common Units transferred to the Trustee shall be deemed to have been offered for sale to the Partnership, or its designee, at a price per Common Unit equal to the lesser of (i) the price per Common Unit in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Current Market Price at the time of such devise or gift) and (ii) the Current Market Price on the date the Partnership, or its designee, accepts such offer.  The Partnership may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.7(m)(iii) of this Article IV.  The Partnership may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.  The Partnership shall have the right to accept such offer until the Trustee has sold the Common Units held in the Trust pursuant to Section 4.7(m)(iv).  Upon such a sale to the Partnership, the interest of the Charitable Beneficiary in the Common Units sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(vi)                              By written notice to the Trustee, the Partnership shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Common Units held in the Trust would not violate the restrictions set forth in Section 4.7(d)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(n)                                 The Partnership is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV.

(o)                                 No delay or failure on the part of the Partnership or the General Partner in exercising any right hereunder shall operate as a waiver of any right of the Partnership or the General Partner, as the case may be.

(p)                                 For the avoidance of doubt, the restrictions on the transfer of any Partnership Interests contained herein shall be in addition to restrictions on the transfer of Partnership

Interests applicable to a Limited Partner pursuant to the terms of any agreement entered into between a Group Member (or Affiliate thereof) and such Limited Partner.

Section 4.8.                                 Citizenship Certificates; Non-citizen Assignees.

(a)                                 If any Group Member is or becomes subject to any law or regulation that, in the determination of the General Partner in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his or her nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request.  If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9.  The General Partner also may require in its sole discretion that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his or her Limited Partner Interests.

(b)                                 The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests (other than those of Non-citizen Assignees) are cast.

(c)                                  Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind.  Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his or her Limited Partner Interest (representing his or her right to receive his or her share of such distribution in kind).

(d)                                 At any time after he or she can and does certify that he or she has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner in its sole discretion, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Section 4.9.                                 Redemption of Partnership Interests of Non-citizen Assignees.

(a)                                 If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the General Partner, in its sole discretion, may cause the Partnership to, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his or her Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i)                                     The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his or her last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid.  The notice shall be deemed to have been given when so mailed.  The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)                                  The aggregate redemption price for the Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests.  The redemption price shall be paid as determined by the General Partner in its sole discretion, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the prime lending rate prevailing on the date fixed for redemption as published by The Wall Street Journal or such other publication as the General Partner may determine, payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)                               The Limited Partner or his or her duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificates, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)                              After the redemption date, the Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests; provided that pursuant to Section 7.11, in the sole discretion of the General Partner, the Redeemable Interests may be held in treasury.

(b)                                 The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

(c)                                  Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his or her Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement.  Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification that he or she is an Eligible Citizen.  If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date set forth in the notice of redemption sent to the transferor.

(d)                                 Notwithstanding anything in Section 4.8 or Section 4.9 to the contrary, no proceeds shall be delivered to a Person to whom the delivery of such proceeds would violate applicable law, and in such case and in lieu thereof, the proceeds shall be delivered to a charity selected by the General Partner in its sole discretion and any redemption shall be effective upon delivery of such payments to such charity.

Section 4.10.                          Forfeiture.

(a)                                 Common Units owned by a Limited Partner are subject to forfeiture or cancellation as set forth in any Supplemental Agreement applicable to such Limited Partner.

(b)                                 If any Ares Owners Class PTP Units are forfeited or cancelled for no consideration, a number of Common Units held by Ares Owners LP equal to the product of the number of Ares Owners Class PTP Units so forfeited or cancelled multiplied by the Corresponding Rate shall be automatically forfeited or cancelled, as the case may be.

(c)                                  Upon the forfeiture of any Common Units in accordance with this Section 4.10, such Common Units shall be cancelled, the Partnership shall have no obligations with respect to such Common Units and the General Partner shall modify the books and records of the Partnership to reflect such forfeiture and cancellation.  By acceptance of Common Units, each holder of Common Units agrees that any forfeiture or cancellation pursuant to this Section 4.10 is a specified penalty or consequence, enforceable in accordance with Section 17-306 of the Delaware Limited Partnership Act.

ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1.                                 Organizational Issuances.  Upon issuance by the Partnership of Common Units on or about the Listing Date and the admission of such Unitholders as Limited Partners, the Organizational Limited Partner of the Partnership shall automatically withdraw as a limited partner of the Partnership and as a result shall have no further right, interest or obligation of any kind whatsoever as the Organizational Limited Partner and any capital contribution of the Organizational Limited Partner will be returned to it on the date of such withdrawal.

Section 5.2.                                 Contributions by the General Partner and its Affiliates.  The General Partner shall not be obligated to make any Capital Contributions to the Partnership.

Section 5.3.                                 Issuances and Cancellations of Special Voting Units.

(a)                                 On the date of this Agreement the Partnership shall issue one (1) Special Voting Unit to Ares VoteCo.

(b)                                 The General Partner shall be entitled to cause the Partnership to issue additional Special Voting Units in its sole discretion.

(c)                                  (i)  Ares VoteCo, as holder of a Special Voting Unit, shall be entitled to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by each Ares Operating Group Limited Partner that does not hold a Special Voting Unit (other than the Partnership or its Subsidiaries) multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement).

(ii)                                  Each other holder of Special Voting Units, as such, shall be entitled, without regard to the number of Special Voting Units (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by such holder multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement).

(d)                                 In the event that a holder of a Special Voting Unit, other than Ares VoteCo, shall cease to be the record holder of an Ares Operating Group Unit, the Special Voting Unit held by such holder shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Limited Partner with respect to the Special Voting Unit so cancelled.  The determination of the General Partner as to whether a holder of a Special Voting Unit is the record holder of an Ares Operating Group Unit (other than the Partnership and its Subsidiaries) or remains the Record Holder of such Special Voting Unit shall be made in its sole discretion, which determination shall be conclusive and binding on all Partners.

(e)                                  Upon the issuance to it of a Special Voting Unit, each holder thereof shall automatically and without further action be admitted to the Partnership as a Limited Partner in respect of the Special Voting Unit so issued.

Section 5.4.                                 Contributions by the Underwriters.

(a)                                 On the Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters on the Closing Date.  In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters to the Underwriters or their designee(s) in accordance with the Underwriting Agreement, and such Underwriters or their designee(s) shall be admitted to the Partnership as Limited Partners.

(b)                                 Upon the exercise, if any, of the Over-Allotment Option, on the Option Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units to be purchased by the Underwriters on the Option Closing Date.  In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue to the Underwriters or their designee(s) the number of Common Units subject to the Over-Allotment Option that are to be purchased by them in accordance with the Underwriting Agreement.

Section 5.5.                                 Interest and Withdrawal.  No interest on Capital Contributions shall be paid by the Partnership.  No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon dissolution of the Partnership and then in each case only to the extent provided for in this Agreement.  Except to the extent expressly provided in this Agreement (including with respect to Partnership Securities subsequently issued by the Partnership pursuant to the Underwriting Agreement or otherwise), no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.  Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Limited Partnership Act.

Section 5.6.                                 Issuances of Additional Partnership Securities.

(a)                                 The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c) and pursuant to the Underwriting Agreement as part of the Initial Offering.  The Partnership may reissue any Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities held by the Partnership in treasury for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c).

(b)                                 Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) or Section 7.4(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner in its sole discretion, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of the holder of each such Partnership

Interest to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Interest.

(c)                                  The General Partner is hereby authorized to take all actions that it determines to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6 or Section 7.4(c), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities.  The General Partner shall determine in its sole discretion the relative rights, powers and duties of the holders of the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities being so issued.  The General Partner is authorized to do all things that it determines to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, any future issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are listed for trading.

Section 5.7.                                 Preemptive Rights.  Unless otherwise determined by the General Partner, in its sole discretion, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created.

Section 5.8.                                 Splits and Combinations.

(a)                                 Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, as determined by the General Partner, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted including, if determined by the General Partner, retroactive to the beginning of the Partnership.

(b)                                 Whenever such a distribution, subdivision or combination of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than ten days prior to the date of such notice.  The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination.  The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                                  Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes.  If any such combination results in a smaller total number of Partnership Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Securities, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)                                 The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units.  If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), the General Partner in its sole discretion may determine that each fractional Unit shall be rounded to the nearest whole Unit.

Section 5.9.                                 Fully Paid and Non-Assessable Nature of Limited Partner Interests.  All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Limited Partnership Act or this Agreement.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

Section 6.1.                                 Establishment and Maintenance of Capital Accounts.  There shall be established for each Partner on the books of the Partnership as of the date such Partner becomes a Partner a capital account (each being a “Capital Account”).  Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital Contribution is made to the Partnership.  In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of any Net Income (or items thereof) of the Partnership, and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner and (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the fair market value of other property so distributed, (ii) such Partner’s allocable share of Net Loss (or items thereof) of the Partnership, and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership.  Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected.  The General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership.  Interest shall not be payable on Capital Account balances.  The Partnership Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulation, the provisions of this Agreement.  The Capital Account of each holder of

General Partner Units or Special Voting Units shall at all times be zero, except to the extent such holder also holds Partnership Interests other than General Partner Units or Special Voting Units.

Section 6.2.                                 Allocations.

(a)                                 Net Income (Loss) (including items thereof) of the Partnership for each Fiscal Year shall be allocated to each Partner in accordance with such Partner’s Percentage Interest, except as otherwise determined by the General Partner in its sole discretion in order to comply with the Code or applicable regulations thereunder.

(b)                                 The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion.  For the proper administration of the Partnership and for the preservation of uniformity of Partnership Interests (or any portion or class or classes thereof), the General Partner may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Partnership Interests (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the General Partner determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Partners and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Partners, (C) the valuation of Partnership assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Partnership assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(c)                                  Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner in its sole discretion.

Section 6.3.                                 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)                                 The General Partner, in its sole discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made Pro Rata in accordance with the Partners’ respective Percentage Interests.

(b)                                 The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of cash to such Partners.

(c)                                  Notwithstanding Section 6.3(a), in the event of the dissolution of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d)                                 Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution.  Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)                                  Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Delaware Limited Partnership Act or other applicable law.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1.                                 Management.

(a)                                 The General Partner shall conduct, direct and manage all activities of the Partnership.  Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, conducting the business of the Partnership, exercising all powers set forth in Section 2.5 and effectuating the purposes set forth in Section 2.4, including the following:

(i)                                     the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, and the incurring of any other obligations;

(ii)                                  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)                               the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Article XIV);

(iv)                              the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member or other Person and the making of capital contributions to any Group Member or other Person;

(v)                                 the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)                              the distribution of Partnership cash;

(vii)                           the selection and dismissal of employees (including employees having such titles as the General Partner may determine in its sole discretion) and agents, representatives, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)                        the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)                              the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other entities or relationships (including the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries from time to time), subject to the restrictions set forth in Section 2.4;

(x)                                 the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)                              the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)                           the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii)                        the purchase, sale or other acquisition or disposition of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities;

(xiv)                       the undertaking of any action in connection with the Partnership’s participation in the management of the Partnership Group through its directors, officers or employees or the Partnership’s direct or indirect ownership of the Group Members, including all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement; and

(xv)                          cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the General Partner or any Affiliate of the General Partner.

(b)                                 In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation or duty to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it.  The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages, equitable relief or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions.

(c)                                  Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Investor Rights Agreement, the Ares Operating Group Governing Agreements and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through its delegation of such authority to any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership, in each case in such form and with such terms as it in its sole discretion shall determine, without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty (fiduciary or otherwise) existing at law, in equity or otherwise.

Section 7.2.                                 Certificate of Limited Partnership.

(a)                                 The Certificate of Limited Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Limited Partnership Act and the General Partner is authorized to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property.  To the extent the General Partner determines such action to be necessary or appropriate, the General Partner is authorized to file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.  Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

(b)                                 In the event that the General Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the U.S. tax authorities, and the Partnership shall pay such amounts as required by the U.S. tax authorities, to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes.

Section 7.3.                                 Partnership Group Assets; General Partner’s Authority.  Except as provided in Articles XII and XIV, the General Partner may not sell or exchange all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the voting power of Outstanding Voting Units; provided that this provision shall not preclude or limit the General Partner’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in any or all of the assets of the Partnership Group (including for the benefit of Persons other than members of the Partnership Group, including Affiliates of the General Partner), including, in each case, pursuant to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of the voting power of Outstanding Voting Units, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6 and 11.1, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4.                                 Reimbursement of the General Partner.

(a)                                 Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner or managing member of any Group Member.

(b)                                 The Partnership shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Partnership (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Partnership) incurred in pursuing and conducting, or otherwise related to, the activities of the Partnership.  The Partnership shall also, in the sole discretion of the General Partner, bear or reimburse the General Partner for (i) any costs, fees or expenses incurred by the General Partner (or any direct or indirect equityholders of the General Partner) in connection with the General Partner serving as the General Partner and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner (or any direct or indirect equityholders of the General Partner) in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner (or any direct or indirect equityholders of the General Partner) by its Affiliates).  To the extent that the General Partner determines in its sole discretion that such expenses are related to the business and affairs of the General Partner that are conducted through the Partnership Group (including expenses that relate to the business and affairs of the Partnership Group and that also relate to other activities of the General Partner), the General Partner may cause the Partnership to pay or bear all expenses of the General Partner (or any direct or indirect equityholders of the General Partner), including costs of securities offerings not borne directly by Partners, board of directors compensation and meeting costs, salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner, cost of periodic reports to Unitholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Partnership shall not pay or bear any income tax obligations of the General Partner.  Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c)                                  The General Partner may, in its sole discretion, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Partnership Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of or reservation of issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue or to reserve for issuance Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Partnership Group.  The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that the General Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them.  Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b).  Any and all obligations of the General Partner under any equity benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner’s General Partner Interest.

Section 7.5.                                 Outside Activities.

(a)                                 On and after the Listing Date, the General Partner, for so long as it is a General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner, managing member, trustee or stockholder and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner, managing member, trustee or stockholder of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b)                                 Except insofar as the General Partner is specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any Group Member or any Partner, Record Holder or Person who acquires an interest in a Partnership Security; provided that nothing in this Agreement shall be deemed to supersede any other agreement to which an Indemnitee may be party restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures.  None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business interests, activities or ventures of any Indemnitee.

(c)                                  Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Indemnitee (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership, all Partners and all Persons acquiring an interest in a Partnership Security, (ii) it shall not be a breach of the General Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee if the Indemnitee (other than the General Partner) engages in any such business interests or activities in preference to or to the exclusion of any Group Member, (iii) the General Partner and the Indemnities shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member, (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee and (v) each Indemnitee (including the General Partner) shall not be liable to the Partnership, any Limited Partner, Record Holder or any other Person who acquires an interest in a Partnership Security by reason that such Indemnitee (including the General Partner) pursues or acquires a business opportunity for itself, directs such opportunity to another Person, does not communicate such opportunity or information to any Group Member or uses information in the possession of a Group Member to acquire or operate a business opportunity.

(d)                                 The General Partner, any of its Affiliates or Associates, and any Indemnitees may acquire Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.

Section 7.6.                                 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with the General Partner and its Affiliates; Certain Restrictions on the General Partner.

(a)                                 The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member on terms to which the General Partner agrees in good faith.

(b)                                 Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the General Partner in its sole discretion.  The foregoing authority may be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c)                                  The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership on terms to which the General Partner agrees to in good faith.

(d)                                 The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant on terms to which the General Partner agrees in good faith.

(e)                                  The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms to which the General Partner agrees in good faith.

(f)                                   The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

Section 7.7.                                 Indemnification.

(a)                                 To the fullest extent permitted by law but subject to the limitations expressly provided in this Section 7.7, all Indemnitees shall be indemnified and held harmless by the Partnership on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or with criminal intent.  Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j).  The indemnification of an Indemnitee of the type identified in clause (d) of the definition of Indemnitee shall be secondary to any and all indemnification to which such person is entitled from, firstly, the relevant other Person, and from, secondly, the relevant Fund (if applicable), and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 7.7(a) does not apply; provided that such other Person and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Partnership, unless otherwise mandated by applicable law.  If, notwithstanding the foregoing sentence, the Partnership makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Partnership shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification.

(b)                                 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.  Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j).

(c)                                  The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Voting Units entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)                                 The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates or Associates for the cost of) insurance, on behalf of the General Partner, its Affiliates and Associates, the other Indemnitees and such other Persons as the General Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership Group’s activities or such

Person’s activities on behalf of the Partnership Group regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)                                   Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.  The General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.  Except as required by Section 17-607 and Section 17-804 of the Delaware Limited Partnership Act, in no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j)                                    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.7 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees.  In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k)                                 This Section 7.7 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

Section 7.8.                                 Liability of Indemnitees.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities or are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or with criminal intent.  The Partnership, the Limited Partners, the Record Holders and any other Person who acquires an interest in a Partnership Security, each on their own behalf and on behalf of the Partnership, waives, to the fullest extent permitted by law, any and all rights to seek punitive damages or other damages based upon any Federal, State or other income (or similar) taxes paid or payable by any such Limited Partner, Record Holder or other Person.

(b)                                 The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such agent appointed by the General Partner in good faith.

(c)                                  To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, the Partners, the Record Holders or any Person who acquires an interest in a Partnership Security, any Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Partnership, to any Partner, to any Record Holder or to any other Person who acquires an interest in a Partnership Security for such Indemnitee’s reliance on the provisions of this Agreement.

(d)                                 Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 7.9.                                 Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement or otherwise applicable provision of law or in equity, neither the General Partner, nor its Affiliates or Associates, nor any other Indemnitee shall have any fiduciary duties, or, to the fullest extent permitted by law, except to the extent expressly provided in this Agreement, other duties, obligations or liabilities, to the Partnership, any Limited Partner, any other Person who has acquired an interest in a Partnership Security, any other Person who is bound by this Agreement or any creditor of the Partnership, and, to the fullest extent permitted by law, the General Partner, its Affiliates and Associates, and the other Indemnitees shall only be subject to any contractual standards imposed and existing under this Agreement.  Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or in equity, whenever in this Agreement or any other agreement contemplated hereby the General Partner, the Board of Directors or any committee of the Board of Directors is permitted to or required to make or take (or omit to make or take) a determination, evaluation, election, decision, approval, authorization, consent or other action (howsoever described herein, each, a “Determination”) (i) in its “discretion” or “sole discretion” or under a grant of similar authority or latitude or (ii) pursuant to any provision not subject to an express standard of “good faith” (regardless of whether there is a reference to “discretion”, “sole discretion” or any other standard), then the General Partner (or any of its Affiliates or Associates causing it to do so), the Board of Directors, or any committee of the Board of Directors, as applicable, in making such Determination, shall not be subject to any fiduciary duty and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Partnership, the Partners, or any other Person (including any creditor of the Partnership), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise.  Notwithstanding the immediately preceding sentence, if a Determination under this Agreement is to be made or taken by the General Partner in “good faith”, the General Partner shall act under that express standard and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise.

(b)                                 For all purposes of this Agreement and notwithstanding any applicable provision of law or in equity, a Determination or failure to act by the General Partner, the Board of Directors or any committee thereof conclusively will be deemed to be made, taken or omitted to be made or taken in “good faith”, and shall not be a breach of this Agreement or any duty, (i) if such Determination or failure to act was approved by Special Approval or (ii) unless the General Partner, the Board of Directors or committee thereof, as applicable, subjectively believed such Determination or failure to act was opposed to the best interests of the Partnership.  The belief of a majority of the Board of Directors or committee thereof shall be deemed to be the belief of the Board of Directors or such committee.  In any proceeding brought by the Partnership, any Limited Partner, any Record Holder, any other Person who acquires an interest in a Partnership Security or any other Person who is bound by this Agreement challenging such Determination or failure to act, notwithstanding any provision of law or equity to the contrary, the Person bringing or prosecuting such proceeding shall have the burden of proving that such Determination or failure to act was not in good faith.  Any Determination taken or made by the General Partner, its Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any other Indemnitee which is not in breach of this Agreement shall be deemed taken or determined in compliance with this Agreement, the Delaware Limited Partnership Act and any other applicable fiduciary requirements.

(c)                                  Whenever the General Partner makes a Determination or takes or fails to take any other action, or any of its Affiliates or Associates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then the General Partner, or such Affiliates or Associates causing it to do so, are entitled, to the fullest extent permitted by law, to make such Determination or to take or not to take such other action free of any duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever to the Partnership, any Limited Partner, any Record Holder, any Person who acquires an interest in a Partnership Security, any other Person bound by this Agreement or any creditor of the Partnership, and the General Partner, or such Affiliates or Associates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.

(d)                                 Whenever a potential conflict of interest exists or arises between the General Partner (in its capacity as the general partner of the Partnership, as limited partner of the Partnership, or in its individual capacity) or any of its Affiliates or Associates, on the one hand, and the Partnership, any Group Member, any Partner, any other Person who acquires an interest in a Partnership Security or any other Person who is bound by this Agreement, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall conclusively be deemed approved by the Partnership, all of the Partners, each Person who acquires an interest in a Partnership Security and any other Person bound hereby and shall not constitute a breach of this Agreement or any agreement contemplated herein, or of any duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval or (ii) approved by the General Partner in good faith.  The General Partner and the Conflicts Committee (in connection with any Special Approval by the Conflicts Committee) each shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.  The General Partner shall be authorized but not required in connection with its resolution of any conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval.  Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained.  Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6, to the fullest extent permitted by the Delaware Limited Partnership Act, the existence of the conflicts of interest described in or contemplated by the Registration Statement are hereby approved, and all such conflicts of interest are waived, by the Partnership and each Partner and any other Person who acquires an interest in a Partnership Security and shall not constitute a breach of this Agreement or any duty existing at law, in equity or otherwise.

(e)                                  Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use.  Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(f)                                   The Limited Partners, hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

(g)                                  The Limited Partners expressly acknowledge that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any Determinations, and that the General Partner shall not be liable to the Limited Partners for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such Determinations.

(h)                                 Notwithstanding any other provision of this Agreement, to the extent that any provision of this Agreement, including the provisions of this Section 7.9, purports (i) to restrict or otherwise modify or eliminate the duties (including fiduciary duties), obligations and liabilities of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any other Indemnitee otherwise existing at law or in equity or (ii) to constitute a waiver or consent by the Partnership, the Limited Partners or any other Person who acquires an interest in a Partnership Security to any such restriction, modification or elimination, such provision shall be deemed to have been approved by the Partnership, all of the Partners, and each other Person who has acquired an interest in a Partnership Security.

Section 7.10.                          Other Matters Concerning the General Partner.

(a)                                 The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The General Partner and any Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c)                                  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact.  Each such attorney shall, to the extent provided by the General

Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

Section 7.11.                          Purchase or Sale of Partnership Securities.  The General Partner may cause the Partnership or any other Group Member to purchase or otherwise acquire Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.  Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that are purchased or otherwise acquired by the Partnership may, in the sole discretion of the General Partner, be held by the Partnership in treasury and, if so held in treasury, shall no longer be deemed to be Outstanding for any purpose.  For the avoidance of doubt, (i) Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that are held by the Partnership in treasury (a) shall not be allocated Net Income (Loss) pursuant to Article VI and (b) shall not be entitled to distributions pursuant to Article VI, and (ii) shall neither be entitled to vote nor be counted for quorum purposes.  The General Partner or any other Indemnitee or any Affiliate or Associate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities for their own account, subject to the provisions of Articles IV and X.

Section 7.12.                          Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner purporting to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially.  The Partnership, each Limited Partner and each other Person who has acquired an interest in a Partnership Security hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing.  In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer.  Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the General Partner or any such officer executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.13.                          Board of Directors.

(a)                                 On January 31 of each year (each a “Determination Date”), the General Partner will determine whether the voting power held collectively by (i) the holders of Special Voting

Units (including Voting Units held by the General Partner, the Holdco Members and their respective Affiliates) in their capacity as such, (ii) persons that were formerly employed by or had provided services to (including as a director), or are then employed by or providing services to (including as a director), the General Partner or its Affiliates, (iii) any estate, trust, corporation, partnership or limited liability company or other entity of any kind or nature of which any person listed in clause (ii)  is a trustee, other fiduciary, manager, partner, member, officer, director or party, respectively, (iv) any estate, trust, corporation, partnership or limited liability company or other entity of any kind or nature for the direct or indirect benefit of the spouse, parents, siblings or children of, or any other natural person who occupies the same principal residence as, any person listed in clause (ii), and the spouses, ancestors or descendants of each of the foregoing, and (v) Ares Owners LP is at least 10% of the voting power of the Outstanding Voting Units (treating as Outstanding and held by any such persons, Voting Units deliverable pursuant to any equity awards granted to such persons) (the “Ares Partners Ownership Condition”).

(b)                                 The method of nomination, election and removal of Directors shall be determined as follows: (i) in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has not been satisfied, the Board of Directors shall be elected at an annual meeting of the Limited Partners holding Outstanding Units in accordance with Section 13.4(b); and (ii) in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has been satisfied, the provisions of Section 13.4(b) shall not apply and the method for nominating, electing and removing Directors shall be as otherwise provided in the General Partner Agreement.

ARTICLE VIII
BOOKS, RECORDS AND ACCOUNTING

Section 8.1.                                 Records and Accounting.  The General Partner shall keep or cause to be kept at the principal office of the Partnership or any other place designated by the General Partner in its sole discretion appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a).  Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2.                                 Fiscal Year.  The fiscal year of the Partnership (each, a “Fiscal Year”) shall be a year ending December 31.  The General Partner in its sole discretion may change the Fiscal Year of the Partnership at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

ARTICLE IX
TAX MATTERS

Section 9.1.                                 Tax Returns and Information.  As soon as reasonably practicable after the end of each Fiscal Year (which each of the Partners and each other Person who acquires an interest in a Partnership Security hereby acknowledges and agrees may be later than the otherwise applicable due date of the tax return of such Partner or other Person), the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1 with respect to such Fiscal Year.  The Partnership also shall provide the Partners with such other information as may be reasonably required in the discretion of the General Partner for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns.  Each Partner shall be required to report for all tax purposes consistently with such information provided by the Partnership.  The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 9.2.                                 Tax Elections.  The General Partner shall determine whether to make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion, provided that the General Partner shall make the election under Section 754 of the Code to adjust the basis of the assets of the Partnership pursuant to Sections 734(b) and 743(b) of the Code.

Section 9.3.                                 Tax Controversies.  Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.  Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things required by the General Partner to conduct such proceedings.

Section 9.4.                                 Withholding.  Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required or be necessary or appropriate to cause the Partnership or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law, including any withholding required pursuant to Sections 1441, 1442, 1445, 1446, 1471 and 3406 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner shall treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

Section 9.5.                                 Election to be Treated as a Corporation.  If the General Partner determines in its sole discretion that it is no longer in the interests of the Partnership to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may effect such change by merger or conversion or otherwise under applicable law.

ARTICLE X
ADMISSION OF PARTNERS

Section 10.1.                          Admission of Initial Limited Partners.

(a)                                 Upon the issuance by the Partnership of a Special Voting Unit to Ares VoteCo, Ares VoteCo shall be automatically admitted to the Partnership as an Initial Limited Partner in respect of the Special Voting Unit issued to it.

(b)                                 Upon the issuance by the Partnership of Common Units to the Underwriters or their designee(s) as described in Section 5.4 in connection with the Initial Offering, such parties shall be automatically admitted to the Partnership as Initial Limited Partners in respect of the Common Units issued to them.

Section 10.2.                          Admission of Additional Limited Partners.

(a)                                 By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement.  The transfer of any Limited Partner Interests or the admission of any new Limited Partner shall not constitute an amendment to this Agreement.  A Person may become a Record Holder without the consent or approval of any of the Partners.  A Person may not become a Limited Partner without acquiring a Limited Partner Interest.  The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.

(b)                                 The name and mailing address of each Record Holder shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent.  The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).  A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(c)                                  Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

Section 10.3.                          Admission of Successor General Partner.  A successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner effective immediately prior to the withdrawal of the predecessor or transferring General Partner pursuant to Section 11.1 or the transfer of such General Partner’s General Partner Interest (represented by General Partner Units) pursuant to Section 4.6; provided that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission.  Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

Section 10.4.                          Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners.  To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary under the Delaware Limited Partnership Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1.                          Withdrawal of the General Partner.

(a)                                 The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i)                                     The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)                                  The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii)                               The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iii); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(iv)                              A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(v)                                 (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his or her death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iii), (iv) or (v)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence.  The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)                                 Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws at any time by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii); or (iii) at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) Beneficially Own or own of record or control at least 50% of the Outstanding Common Units.  The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members.  If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Limited Partners holding of a majority of the voting power of Outstanding Voting Units, may, prior to the effective date of such withdrawal, elect a successor General Partner.  The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and, to the extent applicable, the other Group Members without dissolution.  If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with and subject to Section 12.1.  Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2.                          No Removal of the General Partner.  The Limited Partners shall have no right to remove or expel, with or without cause, the General Partner.

Section 11.3.                          Interest of Departing General Partner and Successor General Partner.

(a)                                 In the event of the withdrawal of a General Partner, if a successor General Partner is elected in accordance with the terms of Section 11.1, the Departing General Partner, in its sole discretion and acting in its individual capacity, shall have the option exercisable prior to the effective date of the withdrawal of such Departing General Partner to require its successor to purchase its General Partner Interest (represented by General Partner Units) in exchange for an amount in cash equal to the fair market value of such General Partner Interest, such amount to be determined and payable as of the effective date of its withdrawal.  The Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (excluding any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of a Departing General Partner’s General Partner Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter.  If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the General Partner Interest of the Departing General Partner.  In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Common Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b)                                 If the Departing General Partner does not exercise its option to require the successor General Partner to purchase its General Partner Interest in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall automatically become a Limited Partner and its General Partner Interest automatically shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected by the Departing General Partner.  Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner.  For purposes of this Agreement, conversion of the General Partner Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its General Partner Interest to the Partnership in exchange for the newly-issued Common Units and the Partnership reissued a new General Partner Interest in the Partnership to the successor General Partner.

Section 11.4.                          Withdrawal of Limited Partners.  No Limited Partner shall have any right to withdraw from the Partnership; provided that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.1.                          Dissolution.  The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement.  Upon the withdrawal of the General Partner, if a successor General Partner is admitted to the Partnership pursuant to Sections 10.3, 11.1 or 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership.  Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)                                 an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

(b)                                 an election to dissolve the Partnership by the General Partner that is approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units;

(c)                                  the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Limited Partnership Act; or

(d)                                 at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Limited Partnership Act.

Section 12.2.                          Continuation of the Business of the Partnership After Event of Withdrawal.  Upon an Event of Withdrawal caused by (a) the withdrawal of the General Partner as provided in Sections 11.1(a)(i) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iii), (iv) or (v), then, to the maximum extent permitted by law, within 180 days thereafter, the Unitholders holding a majority of the voting power of Outstanding Voting Units may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units.  Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs.  If such an election is so made, then:

(i)                                     the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)                                  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)                               the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided that the right of the Unitholders holding a majority of the voting power of Outstanding Voting Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel (x) that the exercise of the right would not result in the loss of limited liability of any Limited Partner under the Delaware Limited Partnership Act and (y) neither the Partnership nor any Group Member (other than Ares Domestic Parent, Ares Holdings Parent, Ares Offshore Parent or other Group Member that is formed or existing as a corporation) would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not so treated or taxed).

Section 12.3.                          Liquidator.  Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall act, or select in its sole discretion one or more Persons to act as Liquidator.  If the General Partner is acting as the Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity.  If a Person other than the General Partner acts as Liquidator, such Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by either the withdrawing General Partner or Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class, (2) shall agree not to resign at any time without 15 days’ prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class.  Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Units voting as a single class.  The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.  Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4.                          Liquidation.  The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Limited Partnership Act and the following:

(a)                                 Disposition of Assets.  The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree.  If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate distributions of cash (to the extent any cash is available) must be made to the other Partners.  The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners.  The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)                                 Discharge of Liabilities.  Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI.  With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c)                                  Liquidation Distributions.  All cash and other property in excess of that required to discharge liabilities (whether by payment or the making of reasonable provision for payment thereof) as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.

Section 12.5.                          Cancellation of Certificate of Limited Partnership.  Upon the completion of the distribution of Partnership cash and other property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership shall be cancelled in accordance with the Delaware Limited Partnership Act and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6.                          Return of Contributions.  The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7.                          Waiver of Partition.  To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8.                          Capital Account Restoration.  No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership or otherwise.

ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1.                          Amendments to be Adopted Solely by the General Partner.  Each Partner agrees that the General Partner, without the approval of any Partner, any Unitholder or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                                 a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)                                 the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)                                  a change that the General Partner determines in its sole discretion is necessary, appropriate, proper, advisable or incidental to, or in furtherance of, qualifying or continuing the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction or ensuring that the Group Members (other than Ares Domestic Parent, Ares Holdings Parent, Ares Offshore Parent or other Group Member that is formed or existing as a corporation) will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes (to the extent not so treated);

(d)                                 a change that the General Partner determines in its sole discretion to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, addressing changes in U.S. federal, state or local income tax regulations, legislation or interpretation;

(e)                                  a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole (or adversely affect any particular class of Partnership Interests as compared to another class of Partnership Interests, except under clause (h) below) in any material respect; provided that for purposes of determining whether an amendment satisfies the requirements of this Section 13.1(e)(i), the General Partner may in its sole discretion disregard any adverse effect on any class or classes of Partnership Interests the holders of which have approved such amendment pursuant to Section 13.3(c), (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal, state or local or non-U.S. agency or judicial authority or contained in any U.S. federal, state or local or non-U.S. statute (including the Delaware Limited Partnership Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed, (iii) to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f)                                   a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the General Partner shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(g)                                  an amendment that the General Partner determines is necessary or appropriate, based on the advice of counsel, to prevent the Partnership, or the General Partner or its Indemnitees, from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940 or the U.S. Investment Advisers Act of 1940, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h)                                 an amendment that the General Partner determines in its sole discretion to be necessary, appropriate, proper, advisable or incidental in connection with, or in furtherance of, the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.6;

(i)                                     any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(j)                                    an amendment effected, necessitated or contemplated by a Merger Agreement permitted by Article XIV;

(k)                                 an amendment that the General Partner determines in its sole discretion to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, reflecting and accounting for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity;

(l)                                     an amendment effected, necessitated or contemplated by an amendment to any Ares Operating Group Governing Agreement that requires members or partners of any Ares Operating Group entity to provide a statement, certification or other proof of evidence to the Ares Operating Group entities regarding whether such member or partner is subject to U.S. federal income taxation on the income generated by the Ares Operating Group;

(m)                             a merger, conversion or conveyance pursuant to Section 14.3(c), including any amendment permitted pursuant to Section 14.5;

(n)                                 any amendment to Section 16.9 that the General Partner determines in good faith;

(o)                                 any amendment that the General Partner determines to be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, curing any ambiguity, omission, mistake, defect or inconsistency; or

(p)                                 any other amendments that the General Partner determines to be substantially similar to the foregoing.

Section 13.2.                          Amendment Procedures.  Except as provided in Sections 5.5, 13.1, 13.3 and 14.5, all amendments to this Agreement shall be made in accordance with the requirements of this Section 13.2.  Amendments to this Agreement may be proposed only by the General Partner; provided that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any other Person bound by this Agreement or any creditor of the Partnership.  A proposed amendment pursuant to this Section 13.2 shall be effective upon its approval by the General Partner and Unitholders holding a majority of the voting power of the Outstanding Voting Units, unless a greater or lesser percentage is required under this Agreement.  If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII.  The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3.                          Amendment Requirements.

(a)                                 Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Unitholders holding, or holders of, a percentage of the voting power of Outstanding Voting Units (including Voting Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Unitholders or holders of Outstanding Voting Units whose aggregate Outstanding Voting Units constitute not less than the voting or consent requirement sought to be reduced.

(b)                                 Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such enlargement may be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without the General Partner’s consent, which consent may be given or withheld in its sole discretion.

(c)                                  Except as provided in Sections 13.1 and 14.3, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests (treating the Voting Units as a separate class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d)                                 Notwithstanding the provisions of Sections 13.1 and 13.2, in addition to any other approvals or consents that may be required under this Agreement, neither Section 7.13 nor Section 13.4(b) shall be amended, altered, changed, repealed or rescinded in any respect without the written consent of Ares VoteCo.

(e)                                  Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Article XIV, no amendments shall become effective without the approval of Unitholders holding at least 90% of the voting power of the Outstanding Voting Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Limited Partnership Act.

Section 13.4.                          Meetings.

(a)                                 All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.  Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners representing 50% or more of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed.  (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called.  Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent.  A meeting shall be held at a time and place determined by the General Partner in its sole discretion on a date not less than ten days nor more than 60 days after the mailing of notice of the meeting.  Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

(b)                                 (i) Subject to Section 7.13 and Section 13.4(b)(xi), in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has not been satisfied, an annual meeting of the Limited Partners holding Outstanding Units for the election of Directors and such other matters as the General Partner shall submit to a vote of the Limited Partners holding Outstanding Units shall be held in June of such year or at such other date and time as may be fixed by the General Partner at such place within or without the State of Delaware as may be fixed by the General Partner and all as stated in the notice of the meeting.  Notice of the annual meeting shall be given in accordance with Section 13.5 not less than ten days nor more than 60 days prior to the date of such meeting.

(ii)                                  The Limited Partners holding Outstanding Units shall vote together as a single class for the election of Directors to the Board of Directors (but such Limited Partners and their Units shall not, however, be treated as a separate class of Partners or Partnership Securities for purposes of this Agreement).  The Limited Partners described in the immediately preceding sentence shall elect by a plurality of the votes cast at such meeting persons to serve as Directors who are nominated in accordance with the provisions of this Section 13.4(b).  The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited

Partner under this Section 13.4(b) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

(iii)                               If the General Partner has provided at least thirty days advance notice of any meeting at which Directors are to be elected, then the Limited Partners holding Outstanding Units that attend such meeting shall constitute a quorum, and if the General Partner has provided less than thirty days advance notice of any such meeting, then Limited Partners holding a majority of the Outstanding Units shall constitute a quorum.

(iv)                              The number of Directors on, and the powers, duties and responsibilities of, the Board of Directors shall be as determined in accordance with the General Partner Agreement.

(v)                                 The Directors shall be divided into three classes, Class I, Class II, and Class III, as determined by the then-existing Board of Directors in its sole discretion, on any Determination Date on which the General Partner has determined that the Ares Partners Ownership Condition has not been satisfied, unless the Board of Directors has already been classified in accordance with this Section 13.4(b)(v) on the next preceding Determination Date.  The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II.  Each Director shall serve for a term ending as provided herein; provided that the Directors designated to Class I by the Board of Directors shall serve for an initial term that expires at the applicable Initial Annual Meeting, the Directors designated to Class II by the Board of Directors shall serve for an initial term that expires at the first annual meeting of Limited Partners following the applicable Initial Annual Meeting, and the Directors designated to Class III by the Board of Directors shall serve for an initial term that expires at the second annual meeting of Limited Partners following the applicable Initial Annual Meeting.  At each succeeding annual meeting of Limited Partners for the election of Directors following an Initial Annual Meeting, successors to the Directors whose term expires at that annual meeting shall be elected for a three-year term.

(vi)                              Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal.  If, in any year in which an annual meeting of the Limited Partners for the election of Directors is required to be held in accordance with Section 7.13 and this Section 13.4(b), the number of Directors is changed, any increase or decrease shall be apportioned among the classes of Directors so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.  Any vacancy on the Board of Directors (including any vacancy caused by an increase in the number of Directors on the Board of Directors) may only be filled by the vote of a majority of the remaining Directors.  Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.  A Director may be removed only at a meeting of the Limited Partners upon the affirmative vote of Limited Partners holding a majority of the Outstanding Units; provided that a Director may only be removed if, at the same meeting, Limited Partners holding a majority of the Outstanding Units nominate a replacement Director (and any such nomination shall not be subject to the nomination procedures otherwise set forth in this Section 13.4), and Limited Partners holding a majority of the Outstanding Units also vote to elect a replacement Director, and, provided, further, a Director may only be removed for cause.

(vii)                           (A) (1) Nominations of persons for election of Directors to the Board of Directors of the General Partner may be made at an annual meeting of the Limited Partners only pursuant to the General Partner’s notice of meeting (or any supplement thereto) (a) by or at the direction of a majority of the Directors or (b) by a Limited Partner, or a group of Limited Partners, that holds or Beneficially Owns, and has continuously held or Beneficially Owned without interruption for the prior 18 months, 5% of the Outstanding Units (in either case, a “Limited Partner Group”) if each member of the Limited Partner Group was a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner, and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii).

(2)                                 For any nominations brought before an annual meeting by a Limited Partner Group pursuant to clause (b) of paragraph (A)(1) of this Section 13.4(b)(vii), the Limited Partner Group must have given timely notice thereof in writing to the General Partner.  To be timely, a Limited Partner Group’s notice shall be delivered to the General Partner not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the Limited Partner Group must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner).  For purposes of any Initial Annual Meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 30 of that year.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above.  Such Limited Partner Group’s notice shall set forth: (a) as to each person whom the Limited Partner Group proposes to nominate for election as Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to each member of the Limited Partner Group giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Limited Partners, as they appear on the Partnership’s books and records, and of such beneficial owners, (ii) the type and number of Units which are owned beneficially and of record by such Limited Partners and such beneficial owners, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among any or all members of such Limited Partner Group or such beneficial owners, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, including each nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, equity appreciation or similar rights, hedging transactions, and borrowed or loaned Units) that has been entered into as of the date of the Limited Partner Group’s notice by, or on behalf of, any members of such Limited Partner Group and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of Unit price changes for, or increase or decrease the voting power of, such Limited Partners and such beneficial owner, with respect to Units, (v) a representation that each member of the Limited Partner Group is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether any member of the Limited Partner Group or the beneficial owners, if any, intend or are part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Partnership’s Outstanding Units required to elect the nominee or (b) otherwise to solicit proxies from Limited Partners in support of such nomination, and (vii) any other information relating to any member of such Limited Partner Group and beneficial owners, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act and the rules and regulations promulgated thereunder.  A Limited Partner Group providing notice of a proposed nomination for election to the Board of Directors shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the General Partner at the principal executive offices of the General Partner not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).  The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the General Partner.

(3)                                 Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13.4(b)(vii) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the General Partner is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 13.4(b)(vii) and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Limited Partner Group’s notice required by this Section 13.4(b)(vii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth day following the day on which such public announcement is first made by the Partnership or the General Partner.

(B)                               Nominations of persons for election as a Director to the Board of

Directors may be made at a special meeting of Limited Partners at which Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of a majority of the Directors or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Limited Partner Group pursuant to Section 13.4(a) hereof, if each member of such Limited Partner Group is a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii).  In the event the General Partner calls a special meeting of Limited Partners for the purpose of electing one or more Directors to the Board of Directors, any such Limited Partner Group may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Limited Partner Group’s notice required by paragraph (A)(2) of this Section 13.4(b)(vii) shall be delivered to the General Partner not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above.

(C)                               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13.4(b) shall be eligible to be elected at an annual or special meeting of Limited Partners to serve as Directors.  Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 13.10 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 13.4(b) (including whether the members of the Limited Partner Group or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Limited Partner Group’s nominee in compliance with such Limited Partner Group’s representation as required by clause (A)(2)(b)(vi) of this Section 13.4(b)(vii)) and (b) if any proposed nomination was not made in compliance with this Section 13.4(b), to declare that such nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Section 13.4(b), unless otherwise required by law, if each member of the Limited Partner Group (or a qualified representative of each member of the Limited Partner Group) does not appear at the annual or special meeting of Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership.  For purposes of this Section 13.4(b), to be considered a qualified representative of a member of the Limited Partner Group, a person must be a duly authorized officer, manager or partner of such Limited Partner or must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to act for such Limited Partner as proxy at the meeting of Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.

(2)                                 For purposes of this Section 13.4(b)(vii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the

Partnership or the General Partner with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder.

(3)                                 Notwithstanding the foregoing provisions of this Section 13.4(b)(vii), a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.4(b)(vii); provided that any references in this Agreement to the Securities Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 13.4(b)(vii) (including paragraphs A(1) and B hereof), and compliance with paragraphs A(1)(b) and B of this Section 13.4(b)(vii) shall be the exclusive means for a Limited Partner to make nominations.

(viii)                        This Section 13.4(b) shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(ix)                              The Partnership and the General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(b), including amending the organizational documents of the General Partner such that at all times the organizational documents of the General Partner shall provide (i) that in any year in which the General Partner has determined on the applicable Determination Date that the Ares Partners Ownership Condition has not been satisfied the Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 13.4(b).

(x)                                 If the General Partner delegates to an existing or newly formed wholly owned Subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 13.4(b) shall be applicable with respect to the Board of Directors or other governing body of such Subsidiary.

(xi)                              During the period beginning on any Determination Date on which the General Partner has determined that the Ares Partners Ownership Condition has been satisfied until the next succeeding Determination Date, if any, on which the General Partner has determined that the Ares Partners Ownership Condition has not been satisfied, the provisions of this Section 13.4(b) shall automatically not apply, the Board of Directors shall not be classified, Directors shall not be elected by the Limited Partners, and the Directors shall be nominated and elected and may be removed solely in accordance with the General Partner Agreement.

Section 13.5.                          Notice of a Meeting.  Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1.  The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6.                          Record Date.  For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).  If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the Business Day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7.                          Adjournment.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days.  At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8.                          Waiver of Notice; Approval of Meeting; Approval of Minutes.  The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy.  Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Limited Partner attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and takes no other action, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9.                          Quorum.  Subject to Section 13.4(b), the Limited Partners holding a majority of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Limited Partner Interests, in which case the quorum shall be such greater percentage.  (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding a majority Limited Partner votes cast shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or lesser percentage of the voting power shall be required.  The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Limited Partner Interests specified in this Agreement (including Outstanding Limited Partner Interests deemed owned by the General Partner).  In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Limited Partner Interests present and entitled to vote at such meeting (including Outstanding Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10.                   Conduct of a Meeting.  The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting.  The General Partner shall designate a Person to serve as chairman of any meeting, who shall, among other things, be entitled to exercise the powers of the General Partner set forth in this Section 13.10, and the General Partner shall further designate a Person to take the minutes of any meeting.  All minutes shall be kept with the records of the Partnership maintained by the General Partner.  The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

Section 13.11.                   Action Without a Meeting.  If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if consented to in writing or by electronic transmission by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern).  Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented.  The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner in its sole discretion.  If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted.  If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, any written approvals or approvals transmitted by electronic transmission shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated or transmitted as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.  Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Units acting by written consent or consent by electronic transmission without a meeting.

Section 13.12.                   Voting and Other Rights.

(a)                                 Only those Record Holders of Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 13.4(b)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act.  All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests.  Each Common Unit shall entitle the holder thereof (other than a Non-Voting Common Unitholder) to one vote for each Common Unit held of record by such holder as of the relevant Record Date.

(b)                                 With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry.  The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(c)                                  Notwithstanding any other provision of this Agreement, for the avoidance of doubt, a Non-Voting Common Unitholder shall be subject to the limitations on voting set forth in this Section 13.12(c) for so long as it is a Limited Partner or Beneficially Owns any Common

Units.  Notwithstanding any other provision of this Agreement or the terms of any Common Units, a Non-Voting Common Unitholder shall have no voting rights whatsoever with respect to the Partnership, including any voting rights that may otherwise exist for Limited Partners or holders of Common Units hereunder, under the Act, at law, in equity or otherwise; provided that any amendment of this Agreement that would have a material adverse effect on the rights or preferences of the Common Units Beneficially Owned by Non-Voting Common Unitholders in relation to other Common Units (treating the Common Units Beneficially Owned by Non-Voting Common Unitholders as a separate class for this purpose) must be approved by the holders of not less than a majority of the Common Units Beneficially Owned by the Non-Voting Common Unitholders.  Each Non-Voting Common Unitholder hereby further irrevocably waives any right it may otherwise have to vote to elect or appoint a successor General Partner or Liquidator under the Act in its capacity as Limited Partner or with respect to any Common Units owned by it.

Section 13.13.                   Participation of Special Voting Units in All Actions Participated in by Common Units.

(a)                                 Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, but subject to Section 13.13(b) with respect to the voting matters addressed therein, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby agrees that the holders of Special Voting Units (other than the Partnership and its Subsidiaries) shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on an equivalent basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Units that are not Non-Voting Common Unitholders (including the notices, quora, approvals, votes and other actions contemplated by Sections 4.6(a), 7.3, 7.7(c), 7.9(a), 11.1(b), 12.1(b), 12.2, 12.3, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12, 14.3 and 16.1 hereof), including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Limited Partnership Act or any other applicable law, rule or regulation.  This Agreement shall be construed in all cases to give maximum effect to such agreement.

(b)                                 Notwithstanding Section 13.13(a) or any other provision of this Agreement, the holders of Special Voting Units, as such, collectively shall be entitled (A) prior to the Closing Date, to all of the Limited Partner votes (and no other Limited Partners, as such, shall be entitled to any Limited Partner votes) and (B) from and after the Closing Date, to a number of Limited Partner votes that is equal to the product of (x) the total number of Ares Operating Group Units outstanding (excluding Ares Operating Group Units held by the Partnership or its Subsidiaries) as of the relevant Record Date multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement).  Pursuant to Section 5.3 hereof, (i) Ares VoteCo, as holder of a Special Voting Unit, shall be entitled to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by each Ares Operating Group Limited Partner that does not hold a Special Voting Unit multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement) and (ii) each other holder of Special Voting Units, as such, shall be entitled, without regard to the number of Special Voting Units (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of Ares Operating Group Units held of record by such holder multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement).  The number of votes to which each holder of a Special Voting Unit shall be entitled from and after the Closing Date shall be adjusted accordingly if (i) a Limited Partner holding Common Units, as such, shall become entitled to a number of votes other than one for each Common Unit held or (ii) under the terms of the Exchange Agreement the holders of Ares Operating Group Units party thereto shall become entitled to exchange each such unit for a number of Common Units other than one.  The holders of Special Voting Units shall vote together with the Limited Partners holding Common Units as a single class and, to the extent that the Limited Partners holding Common Units shall vote together with the holders of any other class of Partnership Interest, the holders of Special Voting Units shall also vote together with the holders of such other class of Partnership Interests on an equivalent basis as the Limited Partners holding Common Units.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other vote required by the Delaware Limited Partnership Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Special Voting Units (excluding Special Voting Units held by the Partnership and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal this Section 13.13 or to adopt any provision inconsistent therewith.

ARTICLE XIV
MERGER

Section 14.1.                          Authority.  The Partnership may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the Delaware Limited Partnership Act, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2.                          Procedure for Merger, Consolidation or Other Business Combination.  Merger, consolidation or other business combination of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Partnership and, to the fullest extent permitted by law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any other Person bound by this Agreement or any creditor of the Partnership and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.  If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the General Partner shall approve the Merger Agreement, which shall set forth:

(a)                                 The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

(b)                                 The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);

(c)                                  The terms and conditions of the proposed merger, consolidation or other business combination;

(d)                                 The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)                                  A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

(f)                                   The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

(g)                                  Such other provisions with respect to the proposed merger, consolidation or other business combination that the General Partner determines in its sole discretion to be necessary or appropriate.

Section 14.3.                          Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity.

(a)                                 Except as provided in Section 14.3(c), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Units.

(b)                                 Except as provided in Section 14.3(c), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(c)                                  Notwithstanding anything else contained in this Article XIV or otherwise in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership into a new limited liability entity, to merge the Partnership into, or convey all of the Partnership’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or those arising from its incorporation or formation; provided that (A) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a change in the legal form of the Partnership into another limited liability entity and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

Section 14.4.                          Certificate of Merger or Consolidation.  Upon the approval by the General Partner and, to the extent required pursuant to Section 14.3(a), of the Unitholders, of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Limited Partnership Act.

Section 14.5.                          Amendment of Partnership Agreement.  Pursuant to Section 17-211(g) of the Delaware Limited Partnership Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity.  Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 14.6.                          Effect of Merger.

(a)                                 At the effective time of the certificate of merger or consolidation or similar certificate:

(i)                                     all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

(iii)                               all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                                 A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 14.7.                          Merger of Subsidiaries.  Article XIV does not apply to mergers of Subsidiaries of the Partnership.  Mergers of Subsidiaries are within the exclusive authority of the General Partner, subject to Section 7.3.

ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1.                          Right to Acquire Limited Partner Interests.

(a)                                 Notwithstanding any other provision of this Agreement, if at any time (1) less than 10% of the total Limited Partner Interests of any class then Outstanding (other than Special Voting Units) is held by Persons other than the General Partner, the Holdco Members or their respective Affiliates, or (2) the Partnership is required to register as an investment company under the U.S. Investment Company Act of 1940, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates acting in concert with the Partnership for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

(b)                                 If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date.  Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York City.  The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with

Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests (in the case of Limited Partner Interests evidenced by Certificates, upon surrender of Certificates representing such Limited Partner Interests) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading.  Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his or her address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice.  On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1.  If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest (in the case of Limited Partner Interests evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests) and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

ARTICLE XVI
GENERAL PROVISIONS

Section 16.1.                          Addresses and Notices.

(a)                                 Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the Partner at the address in Section 16.1(b), or when made in any other manner, including by press release, if permitted by applicable law.

(b)                                 Any notice, report, payment, distribution or other matter to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment, distribution or other matter shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such notice, report, payment, distribution or other matter to the Record Holder of such Partnership Securities at his or her address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.

(c)                                  Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

(d)                                 An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter.  If any notice, demand, request, report, document, proxy material, payment, distribution or other matter given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, documents, proxy materials, payment, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, demands, requests, reports, documents, proxy materials, payments, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his or her address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter to the other Partners.  Any notice to the Partnership shall be deemed given if received in writing by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.  The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

Section 16.2.                          Further Action.  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary, appropriate, proper, advisable or incidental to, or in furtherance of, achieving the purposes of this Agreement, as may be determined by the General Partner.

Section 16.3.                          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

Section 16.4.                          Integration.  This Agreement, together with any applicable Supplemental Agreement, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.  The Limited Partners acknowledge that, notwithstanding any other provision of this Agreement, the General Partner, on its own behalf or on behalf of the Partnership, without any act, consent or approval of any other Limited Partner or other Person, may enter into Supplemental Agreements or other writings with one or more Limited Partners which have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement.  The Limited Partners agree that any rights established, or any terms of this Agreement altered or supplemented, in any such Supplemental Agreement or other writing with one or more Limited Partners shall govern with respect to such Limited Partner(s) notwithstanding any other provision of this Agreement.

Section 16.5.                          Creditors.  None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6.                          Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7.                          Counterparts.  This Agreement may be executed and delivered in counterparts (including by facsimile or electronic transmission), all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.1(c) or 10.2(a), without execution hereof.

Section 16.8.                          Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.9.                          Forum Selection.  The Partnership, each Partner, each Record Holder, each other Person who acquires an interest in a Partnership Security and each other Person who is bound by this Agreement (collectively, the “Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the General Partner shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement or any Partnership Interest (including any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of this Agreement, including the validity, scope or enforceability of this Section 16.9, (B) the duties, obligations or liabilities of the Partnership to the Limited Partners or the General Partner, or of Limited Partners or the General Partner to the Partnership, or among Partners, (C) the rights or powers of, or restrictions on, the Partnership, the Limited Partners or the General Partner, (D) any provision of the Delaware Limited Partnership Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Delaware Limited Partnership Act relating to the Partnership or by this Agreement or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding; (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (viii) agrees that if a Dispute that would be subject to this Section 16.9 if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this Section 16.9.

Section 16.10.                   Invalidity of Provisions.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  If a provision is held to be invalid as written, then it is the intent of the Persons bound by this Agreement that the court making such a determination interpret such provision as having been modified to the least extent possible to find it to be binding, it being the objective of the Persons bound by this Agreement to give the fullest effect possible to the intent of the words of this Agreement.

Section 16.11.                   Consent of Partners.  Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 16.12.                   Facsimile Signatures.  The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing Common Units is expressly permitted by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

GENERAL PARTNER
Ares Management GP LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

LIMITED PARTNERS

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.1(b) or 10.2(a).

Ares Management GP LLC

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Authorized Signatory

IN WITNESS WHEREOF, solely to evidence the withdrawal of the undersigned as a limited partner of the Partnership in accordance with Section 5.1 of the Agreement, the undersigned has executed this Agreement as of the date first written above.

/s/ Michael D. Weiner
Michael D. Weiner.

[Signature Page to Ares Management, L.P. — A&R LP Agreement]